                                                                      Exhibit 11


                                 CompUSA Inc.

                                COMPUTATIONS OF
                 INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     (in thousands, except per share data)

                                                          Thirteen Weeks Ended                        Twenty-six Weeks Ended
                                                -------------------------------------        ---------------------------------------
                                                  December 28,          December 23,           December 28,           December 23,
                                                      1996                 1995                    1996                   1995
                                                ---------------      ----------------        ----------------       ----------------

Common shares outstanding at
   beginning of period.......................          90,782               89,336                  90,216                 80,932
Weighted average number of
   common shares issued during the
   period....................................             385                   43                     604                  4,536
Weighted average treasury shares.............            (379)                 (12)                   (379)                    (4)
Incremental shares related to
   assumed exercise of stock
   options...................................           3,949                3,650                   4,197                  3,580
                                                ---------------      ----------------        ----------------       ----------------


Weighted common and common
   equivalent shares.........................          94,737               93,017                  94,638                 89,044
                                                ===============      ================        ================       ================


Net income...................................    $     23,728         $     18,748            $     38,274           $     24,955
                                                ===============      ================        ================       ================


Income per common and common
   equivalent share (1)                          $       0.25         $       0.20            $       0.40           $       0.28
                                                ===============      ================        ================       ================


---------------------

(1) The computation of income per common share on a fully diluted basis does not materially differ from the amounts calculated on a primary basis shown above.